Exhibit 99.1

Talos Energy Appoints Barbara Faulkenberry to Board of Directors

Houston, Texas, September 23, 2026 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced the appointment of Barbara J. Faulkenberry, Major General, U.S. Air Force (Retired), to its Board of Directors, effective October 1, 2026. General Faulkenberry's appointment will expand the Board to seven directors.

Talos Chairman of the Board Neal P. Goldman commented, "We are very pleased to add Barbara to Talos's Board. Barbara brings more than three decades of leadership experience and a unique combination of global operations, logistics, strategy, and risk management expertise developed during a distinguished military career and prior public company board service. We believe her background and perspective will be a valuable asset as we continue executing our long-term strategy to strengthen Talos's position as the leading pure-play offshore E&P company."

General Faulkenberry retired from the United States Air Force in 2014 as a Major General (2-stars) after a 32-year career. Her last assignment was as Vice Commander (COO) overseeing rapid global mobility operations of 37,000 personnel and 1,100 aircraft. General Faulkenberry received a Bachelor of Science from the United States Air Force Academy, a Master of Business Administration from Georgia College & State University, and a Master of National Security from the National Defense University. She has also completed strategic leadership courses at Harvard University, University of Cambridge, and Syracuse University.

General Faulkenberry brings to the Company senior leadership experience in the areas of global operations, logistics, and risk management, as well as extensive public company board experience, including six years of service on the board of Callon Petroleum Company, a publicly traded exploration and production company, where she served on the Audit and Compensation Committees and chaired the Nominating and ESG Committee. She also served on the boards of Target Hospitality Corp. and USA Truck, Inc., where she chaired the Technology and Strategy & Risk Committees.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on safely maximizing long-term value through its Exploration & Production business in the United States Gulf of America and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while maintaining a focus on safe and efficient operations, environmental responsibility, and community impact. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Kyle Sahni

Kyle.Sahni@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All statements, other than statements of historical fact included in this communication, are forward-looking statements, including, but not limited to, statements regarding our plans and expectations regarding the Company’s long-term strategy to strengthen its position as the leading pure-play offshore E&P company, the director’s contributions to the Board, and the Company’s prospects, plans and objectives of management. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, our ability to successfully execute our strategy; integrate and realize the anticipated benefits of our acquisitions; the risk that actual production, operating costs, capital expenditures, reserves, recoverable resources or cash flows differ materially from current estimates; changes in market conditions affecting the oil and gas industry or long-term oil and gas price levels; political or regulatory developments; reservoir performance; environmental, technical or operating factors; the uncertainty inherent in projecting future rates of production, cash flows and access to capital; the timing of expenditures; risks associated with future decommissioning, abandonment and asset retirement obligations that may exceed current estimates; risks associated with future financial assurance or other regulatory requirements applicable to our assets;

TALOS ENERGY INC. 333 Clay St., Suite 3300, Houston, TX 77002

risks and uncertainties related to economic, market or business conditions; and the other risks and uncertainties discussed in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other Securities and Exchange Commission filings.

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC. 333 Clay St., Suite 3300, Houston, TX 77002